UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock — par value $0.01 per share	HUBB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2019, Hubbell Incorporated (the “Company”) announced the promotion of Mr. Gerben W. Bakker to the position of President and Chief Operating Officer of the Company, effective immediately, to serve for the remainder of Mr. Bakker’s term and until his successor shall have been duly chosen and qualified, or until his earlier death, resignation or removal. Previously, Mr. Bakker has served as the Group President of the Company’s Power Systems business since February 2014. David G. Nord will continue his other current offices of Chairman of the Board and Chief Executive Officer of the Company.

The Company also announced the promotion of Mr. William R. Sperry to the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately, to serve for the remainder of Mr. Sperry’s term and until his successor shall have been duly chosen and qualified, or until his earlier death, resignation or removal. Mr. Sperry has served as the Company’s Senior Vice President, Chief Financial Officer and Treasurer since May, 2019 and has served as the Company’s Senior Vice President and Chief Financial Officer since June 2012.

Additional information required by Items 401(b), (d), and (e) and Item 404(a) regarding Messrs. Bakker and Sperry is previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 15, 2019 and the Company’s Definitive Proxy Statement for its 2019 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 25, 2019, which information is incorporated by reference in this Form 8-K.

In connection with these appointments, Mr. Bakker and Mr. Sperry received the following compensation adjustments:

•

Effective as of June 6, 2019, Mr. Bakker’s base salary was increased from $560,000 to $680,000, and his annual short-term incentive award target percentage was increased from 80% to 90% of his base salary. Mr. Bakker’s annual long-term incentive (“LTI”) projected award value, effective for the long term incentive award to be granted in February 2020, is increased from $1,000,000 to $2,000,000. In addition, Mr. Bakker received a one-time, LTI grant with an award date of July 2019 and with a projected award value of approximately $585,000 on the date of grant, representing the pro-rated amount, based on the effective date of Mr. Bakker’s new role, of his 2019-2021 LTI projected award value, to be awarded 50% in each of stock appreciation rights and restricted stock with the same material terms as the February 2019 LTI grant.

•

Effective as of June 6, 2019, Mr. Sperry’s base salary was increased from $590,000 to $640,000. Mr. Sperry’s annual LTI projected award value, effective for the long term incentive award to be granted in February 2020, is increased from $1,300,000 to $1,600,000. In addition, Mr. Sperry received a one-time LTI grant, with an award date of July 2019 and with a projected award value of approximately $300,000 on the date of grant, to be awarded 50% in each of stock appreciation rights and restricted stock, with the same material terms as the February 2019 LTI grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Name: Katherine A. Lane
Title: Vice President, General Counsel and Secretary

Date: June 7, 2019